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                                                                    Exhibit 23.3

     United States                                                                    International

Atlanta         Milwaukee           [AMERICAN APPRAISAL ASSOCIATES LOGO]         Brazil            Mexico
Boston          Minneapolis                                                      Canada            Morocco
Buffalo         New Orleans              411 East Wisconsin Avenue               China             Philippines
Charlotte       New York                         Suite 1900                      Croatia           Portugal
Chicago         Oak Lawn                        P.O. Box 664                     Czech Republic    Russia
Cincinnati      Philadelphia           Milwaukee, Wisconsin 53202-0664           England           Spain
Dallas          Pittsburgh                Telephone:(414) 271-7240               Germany           Taiwan
Denver          Princeton                www.american-appraisal.com              Greece            Thailand
Detroit         Schaumburg                                                       Hong Kong         Turkey
Houston         St. Louis                                                        Hungary           Venezuela
Irvine          San Francisco                                                    Italy
Jacksonville    Seattle                                                          Japan
Los Angeles

                        CONSENT OF INDEPENDENT APPRAISER

         American Appraisal Associates, Inc. ("AAA") hereby consents to the incorporation by reference of AAA's name and conclusions of value for tax compliance reporting on Form S-4 ("Form S-4A"). Specifically, AAA consents to US Premium Beef's reference to the stated conclusions of value in the amount of $103.6 million for the gross assets of the cooperative as a going concern contained in the appraisal report referenced in the Sections of Form S-4 entitled: "Appraisal Opinion", and "Federal Income Tax Considerations," which are incorporated by reference into US Premium Beef's Form S-4A and which appraisal report is attached as Appendix "E." In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or as an expert defined under the rules and regulations of the Securities and Exchange Commission.


                                        AMERICAN APPRAISAL ASSOCIATES, INC.

                                        By /s/ Dale J. Egan
                                           ------------------------------------
                                           Dale J. Egan
                                           General Counsel

Milwaukee, Wisconsin
August 4, 2004